Exhibit 99.1

News from

COSTCO WHOLESALE CORPORATION ANNOUNCES

QUARTERLY CASH DIVIDEND

ISSAQUAH, Wash., February 1, 2007, - Costco Wholesale Corporation (Nasdaq: COST) today announced that its Board of Directors has declared a quarterly cash dividend on Costco Wholesale common stock. The dividend of $.13 per share is payable February 28, 2007, to shareholders of record at the close of business on February 14, 2007.

Costco currently operates 504 warehouses, including 371 in the United States and Puerto Rico, 70 in Canada, 19 in the United Kingdom, five in Korea, four in Taiwan, five in Japan and 30 in Mexico. The Company also operates Costco Online, an electronic commerce web site, at www.costco.com and at www.costco.ca in Canada. The Company plans to open an additional sixteen to seventeen new warehouses, including the relocation of one warehouse to a larger and better-located facility, prior to the end of its 52-week 2007 fiscal year ending on September 2, 2007.

CONTACTS:	Costco Wholesale Corporation
Richard Galanti, 425/313-8203
Bob Nelson, 425/313-8255
Jeff Elliott, 425/313-8264

Issaquah Home Office • 999 Lake Drive • Issaquah, WA 98027-5367 • (425) 313-8100